Exhibit 10.1

Separation Agreement and General Release

For good and valuable consideration, the parties below enter this Separation Agreement and General Release (“Agreement”).

1.                                      Parties.  The parties to this Agreement are Curtis Cluff, his heirs, representatives, successors and assigns (hereinafter referred to collectively as “Mr. Cluff”) and OMP, Inc. and/or any of its successors, subsidiaries, affiliates, parents, and related companies (hereinafter referred to collectively as the “Company”).

2.                                      Separation from Employment.  The parties agree that Mr. Cluff’s employment relationship with the Company will end on December 31, 2007, provided, however, that (a) Mr. Cluff may elect to resign on an earlier date, or (b) the Company may elect to terminate Mr. Cluff’s employment on an earlier date in the event Mr. Cluff fails or refused to perform his assigned duties to the Company’s reasonable satisfaction.  (The actual date of Mr. Cluff’s termination is hereafter referred to as the “Separation Date”.)  Mr. Cluff shall continue to receive his current salary and benefits up to and including the Separation Date.  Between the date this Agreement is executed and the Separation Date, it is understood and agreed that Mr. Cluff will be transitioning his duties and responsibilities to others, as directed by the Company, and that he will use his best efforts to ensure a smooth transition.

3.                                      Transition Success Payment.  Provided that Mr. Cluff remains employed through December 31, 2007 because he has not resigned earlier and has not been terminated earlier for failing to perform his duties to the Company’s reasonable satisfaction, and further provided that he timely executes and returns to the Company the additional Second Separation Agreement and General Release in the form of Exhibit A hereto, the Company agrees to provide him with a transition success payment in the amount of $49,666.68, which is equivalent to two months of Mr. Cluff’s regular pay, less applicable withholding taxes, in a lump sum (the “Transition Success Payment”).  Provided Mr. Cluff executes (and does not revoke) and complies with every provision of this Agreement, said Transition Success Payment shall be delivered to Mr. Cluff within ten (10) business days following his delivery to the Company of the executed additional Second Separation Agreement and General Release in the form of Exhibit A hereto.

4.                                      Release of Claims By Mr. Cluff.   As consideration for the promises and covenants of the Company set forth in this Agreement, Mr. Cluff hereby fully and forever releases and discharges the Company and its or their current and former owners, shareholders, agents, employee benefit plans, representatives, employees, attorneys, parties, successors, predecessors, related companies, and assigns (hereinafter collectively called the “Released Parties”), from all claims and causes of action, whether known or unknown, including but not limited to those arising out of or relating in any way to Mr. Cluff’s employment with the Company, including the termination of his employment, based on any acts or events occurring up until the date of Mr. Cluff’s signature below.  Mr. Cluff understands and agrees that this Release is a full and complete waiver of all claims, including, but not limited to, any claims of wrongful discharge, breach of contract, breach of the covenant of good faith and fair dealing, violation of public policy, defamation, personal injury, emotional distress; any claims under Title VII of the Civil Rights Act of 1964, as amended, the Fair Labor Standards Act, the Age Discrimination in Employment Act of 1967, the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), as related to severance benefits, the California Fair Employment and Housing Act, California Government Code § 12900 et seq., the California Labor Code, the California Business & Professions Code, the Equal Pay Act of 1963, the Americans With Disabilities Act, the Family and Medical Leave Act, the California Family Rights Act, the Civil Rights Act of 1991; and any claims under any other federal, state, and local laws and regulations.  This Agreement does not release claims that cannot be released as a matter of law, including, but not limited to, claims under Division 3, Article 2 of the California Labor Code (which includes indemnification rights).

5.                                      Outstanding Claims.  As further consideration and inducement for this Agreement, Mr. Cluff represents that he has not filed or otherwise pursued any charges, complaints or claims of any nature which are in any way pending against the Company or any of the Released Parties with any court with respect to any matter covered by this Agreement and that, to the extent permitted by law, he will not do so in the future.  Mr. Cluff further represents that, with respect to any charge, complaint or claim he has filed or otherwise pursued or will file or otherwise pursue in the future with any state or federal agency against the Company or any of the Released Parties, he will forgo any monetary damages, including but not limited to compensatory damages, punitive damages, and attorneys’ fees, to which he may otherwise be entitled in connection with said charge, complaint or claim.  Nothing in this Agreement shall limit Mr. Cluff’s right to file a charge, complaint or claim with any state or federal agency or to participate or cooperate in such matters.

7.                                      Civil Code 1542 Waiver. As a further consideration and inducement for this Agreement, Mr. Cluff hereby waives any and all rights under Section 1542 of the California Civil Code or any other similar state, local, or federal law, statute, rule, order or regulation he may have with respect to the Company and any of the Released Parties.

Section 1542 provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Mr. Cluff expressly agrees that this Agreement shall extend and apply to all unknown, unsuspected and unanticipated injuries and damages as well as those that are now disclosed.

9.                                      Additional Release.  The parties agree that, provided Mr. Cluff executes the additional Second Separation Agreement and General Release in the form of Exhibit A hereto within twenty-one (21) calendar days after the Separation Date, the Company shall provide Mr. Cluff with the Transition Success Payment described in Paragraph 3 above, pursuant to the terms and conditions set forth in Exhibit A

10.                               Acknowledgement and Release of Claims by the Company.  As additional consideration for the releases, promises and covenants of Mr. Cluff set forth in this Agreement, the Company hereby acknowledges that this separation of employment is by mutual and amicable agreement and not for cause.  The Company fully and forever agrees that no claim for “cause” nor “termination for cause” can or will be raised presently nor at any time in the future.  Not withstanding the foregoing, the Company may terminate Mr. Cluff’s employment prior to December 31, 2007, as stated and in accordance with paragraph 2.(b) of this agreement, provided however that such termination will result only in the maximum loss of the Transition Success Payment, as well as the salary and benefits that would otherwise have been earned by Mr. Cluff from the date of such termination through December 31, 2007, and shall not in any case constitute cause under the definition of Mr. Cluff’s employment and/or stock option agreements.

11.                               Consideration and Revocation Periods.  Mr. Cluff understands that he has the right to consult with an attorney before signing this Agreement.  Mr. Cluff also understands that he has twenty-one (21) calendar days after receipt of this Agreement within which to review and consider it and decide to execute or not execute it.  Mr. Cluff also understands that for a period of seven (7) calendar days after signing this Agreement, he may revoke this Agreement by delivering to the VP, Human Resources of the Company, within said seven (7) calendar days, a letter stating that he is revoking it.

12.                               No Admission of Liability.  By entering into this Agreement, the Company and all Released Parties do not admit any liability whatsoever to Mr. Cluff or to any other person arising out of claims heretofore or hereafter asserted by him, and the Company, for itself and all Released Parties, expressly denies any and all such liability.

13.                               Confidentiality of Terms of Agreement.  Mr. Cluff agrees to maintain in confidence the terms of this Agreement and to discuss them only with attorneys, tax advisors, and family members who have a reasonable need to know of such terms.

14.                               Non-Disclosure of Confidential and Proprietary Information.  Mr. Cluff agrees that he shall continue to maintain the confidentiality of all confidential and proprietary information of the Company.  Mr. Cluff agrees that, in accordance with this Agreement and any other confidentiality agreements which may exist between him and the Company, he shall not divulge, furnish, or make available to any party any confidential or proprietary information of the Company.  Mr. Cluff further agrees that on or before the Separation Date, he shall return to the Company all of its property in his possession.

15.                               Joint Participation In Preparation Of Agreement.  The parties hereto participated jointly in the negotiation and preparation of this Agreement, and each party has had the opportunity to obtain the advice of legal counsel and to review, comment upon, and redraft this Agreement.  Accordingly, it is agreed that no rule of construction shall apply against any party or in favor of any party.  This Agreement shall be construed as if the parties jointly prepared this Agreement, and any uncertainty or ambiguity shall not be interpreted against any one party and in favor of the other.

16.                               Choice of Law and Consent to Jurisdiction.  The parties agree that California law shall govern the validity, effect, and interpretation of this Agreement.

17.                               Section Headings.  Section headings in this Agreement are included for convenience of reference only and shall not be considered a part of this Agreement for any other purpose.

18.                               Entire Agreement.  This Agreement constitutes the complete understanding between Mr. Cluff and the Company and supersedes any and all prior agreements, promises, representations, or inducements, no matter its or their form, concerning its subject matter, with the exception of any confidentiality, proprietary information, trade secret or invention assignment agreement, stock option award plan and agreement or stock option incentive agreement to the extent of any rights, responsibilities and awarding pertaining to any and all stock options that Mr. Cluff has received from the Company as of the date of this agreement, whether vested or unvested, exercised or unexercised, signed by Mr. Cluff, which remain in full force and effect to the extent not inconsistent with this Agreement.  In particular, this Agreement replaces and renders null and void (a) the offer letter/agreement dated November 30, 2001 signed by Mr. Cluff and A.T. McNamara, (b) the Severance Agreement entered into as of August 29, 2006, signed by Mr. Cluff and Steven Carlson, (c) the August 6, 2007 letter/agreement entitled Amendment to Employment Agreement dated November 30, 2001, and (d) any other bonus or incentive plan of the Company, provided, however, that Mr. Cluff will continue to receive through the Separation Date his base salary, standard vacation accrual and employee insurance benefits provided to similarly-situated executives.  No promises or agreements made subsequent to the execution of this Agreement by these parties shall be binding unless reduced to writing and signed by authorized representatives of these parties.  Should any of the provisions of this Agreement be rendered invalid by a court or government agency of competent jurisdiction, the remainder of this Agreement shall, to the fullest extent permitted by applicable law, remain in full force and effect.

19.                               Arbitration.  THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, AND ANY OF THE MATTERS HEREIN RELEASED, INCLUDING WITHOUT LIMITATION WHETHER MR. CLUFF HAS PERFORMED HIS DUTIES TO THE COMPANY’S REASONABLE SATISFACTION, SHALL BE SUBJECT TO ARBITRATION IN LOS ANGELES COUNTY, BEFORE JAMS, PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (“JAMS RULES”).  THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN ACCORDANCE WITH CALIFORNIA LAW, INCLUDING THE CALIFORNIA CODE OF CIVIL PROCEDURE, AND THE ARBITRATOR SHALL APPLY SUBSTANTIVE AND PROCEDURAL CALIFORNIA LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO ANY CONFLICT-OF-LAW PROVISIONS OF ANY JURISDICTION.  TO THE EXTENT THAT THE JAMS RULES CONFLICT WITH CALIFORNIA LAW, CALIFORNIA LAW SHALL TAKE PRECEDENCE.  THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES.  THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION.  THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD.  THE ARBITRATOR SHALL AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW.  THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY.  NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE.

20.                               Lock-Up Agreement.  Mr. Cluff hereby agrees that, for the duration of any time period (not to exceed 180 days) specified by the Company and an underwriter of common stock or other securities of the Company following the effective date of a registration statement of the Company filed under the Securities Act of 1933, as amended, he and his assigns shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including without limitation any short sale) grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by him or his assigns at any time during such period and that he and his assigns will execute an agreement to this effect as requested by the Company and/or the underwriter; provided, however, that all officers and directors of the Company holding company securities enter into similar agreements.  In order to enforce the foregoing covenant, the Company may impose stop order instructions with respect to the Company securities of Mr. Cluff and his assigns until the end of such period.

21.                               Acknowledgement.  Mr. Cluff hereby acknowledges that he has read and understands the foregoing Agreement and that he signs it voluntarily and without coercion.

Dated: September 7, 2007	/s/	Curtis Cluff

Dated: September 7, 2007	OMP, Inc.

	By /s/		Suzanne Ewing
Vice President Human Resources

Exhibit A

Second Separation Agreement and General Release

For good and valuable consideration, the parties below enter this Second Separation Agreement and General Release (the “Second Agreement”).

1.                                      Parties.  The parties to this Agreement are Curtis Cluff, his heirs, representatives, successors and assigns (hereinafter referred to collectively as “Mr. Cluff”) and OMP, Inc. and/or any of its successors, subsidiaries, affiliates, parents, and related companies (hereinafter referred to collectively as the “Company”).

2.                                      Separation from Employment.  Mr. Cluff acknowledges and agrees that his employment relationship with the Company has ended, effective December 31, 2007 (the “Separation Date”), and has not been terminated earlier by either party.

3.                                      Separation Benefits.  As consideration for the promises and covenants of Mr. Cluff set forth in the first Separation Agreement and General Release previously executed by him and the Company (the “First Agreement”) and further set forth in this Second Agreement, the Company will provide him with the Transition Success Payment set forth in the First Agreement, provided he signs and returns this executed Second Agreement to the Company within the time period set forth in Paragraph 8 below.

4.                                      No Other Payments Due.  Mr. Cluff acknowledges and agrees that he has received all salary, accrued vacation, bonuses, or other such sums due to him other than the Transition Success Payment.

5.                                      Release of Claims By Mr. Cluff.   As consideration for the promises and covenants of the Company set forth in this Agreement, Mr. Cluff hereby fully and forever releases and discharges the Company and its or their current and former owners, shareholders, agents, employee benefit plans, representatives, employees, attorneys, parties, successors, predecessors, related companies, and assigns (hereinafter collectively called the “Released Parties”), from all claims and causes of action, whether known or unknown, including but not limited to those arising out of or relating in any way to Mr. Cluff’s employment with the Company, including the termination of his employment, based on any acts or events occurring up until the date of Mr. Cluff’s signature below.  Mr. Cluff understands and agrees that this Release is a full and complete waiver of all claims, including, but not limited to, any claims of wrongful discharge, breach of contract, breach of the covenant of good faith and fair dealing, violation of public policy, defamation, personal injury, emotional distress; any claims under Title VII of the Civil Rights Act of 1964, as amended, the Fair Labor Standards Act, the Age Discrimination in Employment Act of 1967, the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), as related to severance benefits, the California Fair Employment and Housing Act, California Government Code § 12900 et seq., the California Labor

Code, the California Business & Professions Code, the Equal Pay Act of 1963, the Americans With Disabilities Act, the Family and Medical Leave Act, the California Family Rights Act, the Civil Rights Act of 1991; and any claims under any other federal, state, and local laws and regulations.  This Agreement does not release claims that cannot be released as a matter of law, including, but not limited to, claims under Division 3, Article 2 of the California Labor Code (which includes indemnification rights).

6.                                      Outstanding Claims.  As further consideration and inducement for this Agreement, Mr. Cluff represents that he has not filed or otherwise pursued any charges, complaints or claims of any nature which are in any way pending against the Company or any of the Released Parties with any court with respect to any matter covered by this Agreement and that, to the extent permitted by law, he will not do so in the future.  Mr. Cluff further represents that, with respect to any charge, complaint or claim he has filed or otherwise pursued or will file or otherwise pursue in the future with any state or federal agency against the Company or any of the Released Parties, he will forgo any monetary damages, including but not limited to compensatory damages, punitive damages, and attorneys’ fees, to which he may otherwise be entitled in connection with said charge, complaint or claim.  Nothing in this Agreement shall limit Mr. Cluff’s right to file a charge, complaint or claim with any state or federal agency or to participate or cooperate in such matters.

7.                                      Civil Code 1542 Waiver. As a further consideration and inducement for this Agreement, Mr. Cluff hereby waives any and all rights under Section 1542 of the California Civil Code or any other similar state, local, or federal law, statute, rule, order or regulation he may have with respect to the Company and any of the Released Parties.

Section 1542 provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Mr. Cluff expressly agrees that this Agreement shall extend and apply to all unknown, unsuspected and unanticipated injuries and damages as well as those that are now disclosed.

8.                                      Consideration and Revocation Periods.  Mr. Cluff understands that he has the right to consult with an attorney before signing this Agreement.  Mr. Cluff also understands that he has twenty-one (21) calendar days after receipt of this Agreement within which to review and consider it and decide to execute or not execute it, and that he shall not sign it prior to December 31, 2007.  Mr. Cluff also understands that for a period of seven (7) calendar days after signing this Agreement, he may revoke this Agreement by delivering to the VP, Human Resources of the Company, within said seven (7) calendar days, a letter stating that he is revoking it.

9.                                      No Admission of Liability.  By entering into this Agreement, the Company and all Released Parties do not admit any liability whatsoever to Mr. Cluff or to any other person arising out of claims heretofore or hereafter asserted by him, and the Company, for itself and all Released Parties, expressly denies any and all such liability.

10.                               Confidentiality of Terms of Agreement.  Mr. Cluff agrees to maintain in confidence the terms of this Agreement and to discuss them only with attorneys, tax advisors, and family members who have a reasonable need to know of such terms.

11.                               Non-Disclosure of Confidential and Proprietary Information.  Mr. Cluff agrees that he shall continue to maintain the confidentiality of all confidential and proprietary information of the Company.  Mr. Cluff agrees that, in accordance with this Agreement and any other confidentiality agreements which may exist between him and the Company, he shall not divulge, furnish, or make available to any party any confidential or proprietary information of the Company.  Mr. Cluff further agrees that on or before the Separation Date, he shall return to the Company all of its property in his possession.

12.                               Joint Participation In Preparation Of Agreement.  The parties hereto participated jointly in the negotiation and preparation of this Agreement, and each party has had the opportunity to obtain the advice of legal counsel and to review, comment upon, and redraft this Agreement.  Accordingly, it is agreed that no rule of construction shall apply against any party or in favor of any party.  This Agreement shall be construed as if the parties jointly prepared this Agreement, and any uncertainty or ambiguity shall not be interpreted against any one party and in favor of the other.

13.                               Choice of Law and Consent to Jurisdiction.  The parties agree that California law shall govern the validity, effect, and interpretation of this Agreement.

14.                               Section Headings.  Section headings in this Agreement are included for convenience of reference only and shall not be considered a part of this Agreement for any other purpose.

15.                               Entire Agreement.  This Agreement constitutes the complete understanding between Mr. Cluff and the Company and supersedes any and all prior agreements, promises, representations, or inducements, no matter its or their form, concerning its subject matter, with the exception of the Settlement Agreement and General Release and any confidentiality, proprietary information, trade secret or invention assignment agreement previously executed by Mr. Cluff, which remain in full force and effect to the extent not inconsistent with this Agreement.  No promises or agreements made subsequent to the execution of this Agreement by these parties shall be binding unless reduced to writing and signed by authorized representatives of these parties.  Should any of the provisions of this Agreement be rendered invalid by a court or government agency of competent jurisdiction, the remainder of this Agreement shall, to the fullest extent permitted by applicable law, remain in full force and effect.

16.                               Acknowledgement.  Mr. Cluff hereby acknowledges that he has read and understands the foregoing Agreement and that he signs it voluntarily and without coercion.

Dated:	, 200
Curtis Cluff

Dated:	, 200	OMP, Inc.

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